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                                                                   EXHIBIT 23(G)

                     [LETTERHEAD OF THE NORTHBRIDGE GROUP]

                                   CONSENT OF
                             THE NORTHBRIDGE GROUP

December 26, 1996

Delmarva Power and Light Company
800 King Street
Wilmington, DE 19899

Atlantic Energy, Inc.
6801 Black Horse Pike
Egg Harbor Township, NJ 08234-4130

Dear Sirs:

    We hereby consent to the references to our firm and to the review conducted by our firm found in the Joint Proxy Statement/Prospectus which is part of the Registration Statement of Conectiv, Inc. ("Conectiv") on Form S-4, with respect to the shares of Common Stock, par value $0.01 per share, and Class A Common Stock, par value $0.01 per share, of Conectiv. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very Truly Yours,
THE NORTHBRIDGE GROUP
By: /s/ Michael Schnitzer